SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2005

ENVIRONMENTAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-132393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On November 15, 2005, Environmental Power Corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with MDB Capital Group LLC (the “Underwriter”), with respect to the issuance and sale by the Company, and the purchase by the Underwriter, of 2,000,000 shares of the Company’s common stock, $0.01 par value per share. The Underwriting Agreement grants the Underwriter a 30-day over-allotment option to purchase up to an additional 300,000 shares of common stock from the Company. The shares will be issued pursuant to a registration statement on Form S-2 (SEC File No. 333-128863) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Underwriting Agreement has been filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Company refers you to such exhibit for the complete terms of the agreement, which are incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS

On November 16, 2005, the Company issued a press release regarding the pricing of the offering contemplated by the Underwriting Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1	Underwriting Agreement, dated November 15, 2005, between the Company and MDB Capital Group LLC

99.1	Press Release, dated November 16, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ JOHN F. O’NEILL
John F. O’Neill
Chief Financial Officer

Dated: November 16, 2005

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